Exhibit 99.1

Virgin Galactic Announces Fourth Quarter and Full Year 2019 Financial Results

Registrations of interest continue to grow to 7,957, more than doubling since last update1

“One Small Step” initiative announced, enabling prospects to take first step toward ticket to space

MOJAVE, Calif. – February 25, 2020 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or “the Company”), a vertically integrated aerospace company, today announced its financial results for the fourth quarter and full year ended December 31, 2019.

“Throughout 2019, we continued to achieve key milestones in our mission to open access to space in a safe, innovative and affordable way,” said George Whitesides, Chief Executive Officer of Virgin Galactic. “During the fourth quarter, we took major steps toward reaching that goal by completing our transaction with Social Capital Hedosophia and becoming publicly listed on the NYSE, as well as building operational readiness at Spaceport America in New Mexico. The progress we made in 2019, combined with the high level of interest from potential customers, underpin the steps we are taking toward reopening ticket sales. We are continuing to build on our strong momentum as we enter the most exciting chapter of our story to date and prepare for commercial launch.”

Fourth Quarter 2019 Business Highlights:

•	Completed transaction with Social Capital Hedosophia and commenced public trading on the NYSE.

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Achieved key operational milestones at Spaceport America, including exercising our new mission control, ground operational elements and external agreements/communications that were required for flights of VMS Eve and other aircraft types.

•

Transitioned a total of 70 Virgin Galactic operations personnel from Mojave, CA to New Mexico by year end, bringing our current total number of staff in New Mexico to 145, following the interior build-out of two floors at Spaceport America earlier in the year.

•	Commenced construction of the third floor at Spaceport America, which will be used for astronaut training and flight preparation activities.

•	Achieved critical design and build milestones on the second spaceship and achieved 50% completion of the third spaceship’s structure and systems fabrication.

•	Activated key elements of rocket motor higher rate production facility.

•	Continued to clear FAA Verification and Validation provisos.

•	Announced strategic partnership with Boeing and $20 million investment by Boeing’s HorizonX Ventures.

•	Entered into new contract with the Italian Air Force.

•	Announced collaboration with Under Armour and unveiled Future Astronaut spacesuits.

•	Launched Astronaut Readiness Program at Under Armour Global Headquarters in Baltimore, MD.

•	Added three new Board Directors and appointed Executive Vice President, General Counsel and Secretary.

[1]	Registrations of interest in flight reservations as of February 23, 2020, up 124% from 3,557 as of September 30, 2019.

Fourth Quarter 2019 Financial Highlights:

•	Cash and cash equivalents of $480 million as of December 31, 2019.

•	Revenue of $529,000 for the three months ended December 31, 2019.

•	Net loss of $73 million for the three months ended December 31, 2019, including applicable transaction costs.

•	Adjusted EBITDA totalled $(55) million for the three months ended December 31, 2019.

•	Capital expenditures totalled $6 million for the three months ended December 31, 2019.

Recent Business Highlights:

•	Received 7,957 registrations of interest in flight reservations – February 23, 2020.

•	Appointed Diane Prins Sheldahl as Executive Vice President, People and Organization – February 17, 2020.

•	Relocated VSS Unity to Spaceport America – February 13, 2020.

•	Appointed Enrico Palermo as Chief Operating Officer – January 15, 2020.

•	Achieved “Weight on Wheels” milestone for second spaceship – January 8, 2020.

“One Small Step” Sales Initiative

In a separate press release issued today, Virgin Galactic announced its “One Small Step” initiative, an important milestone in its strategy to position the Company optimally for the re-opening of spaceflight sales. Under this program, interested online registrants will be invited to pay a refundable $1,000 deposit to secure a front-of-line position for future ticket reservations. Upon Virgin Galactic releasing its next tranche of seats for sale, “One Small Step” registrants will be offered the tickets first, allowing them to make the “One Giant Leap” to a confirmed spaceflight reservation and gain full membership to the thriving Virgin Galactic Future Astronaut Community. Additional details on this initiative can be found in the separate press release, accessible on the Company’s Investor Relations website at investors.virgingalactic.com.

Fourth Quarter and FY 2019 Financial Results

	Three Months Ended December 31		Twelve Months Ended December 31
	(In thousands)
	2019	2018	2019	2018
Revenue	$529	$1,287	$3,781	$2,849
Cost of revenue	314	814	2,004	1,201

Gross Profit	215	473	1,777	1,648
Selling, general, and administrative expenses	37,447	13,513	82,166	50,902
Research and development expenses	36,754	32,961	132,873	117,932

Operating loss	(73,986)	(46,001)	(213,262)	(167,186)
Interest income	1,160	289	2,297	633
Interest expense	34	2	36	10
Other income	—	29	128	28,571

	Three Months Ended December 31		Twelve Months Ended December 31
	(In thousands)
	2019	2018	2019	2018
Loss before income taxes	(72,860)	(45,685)	(210,873)	(137,992)
Income tax expense (benefit)	(61)	32	62	147

Net loss	(72,799)	(45,717)	(210,935)	(138,139)
Other comprehensive income (loss):
Foreign currency translation adjustment	56	(35)	(23)	(52)
Total comprehensive loss	$(72,743)	$(45,752)	$(210,958)	$(138,191)

Conference Call Information

Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties in the United States should dial (833) 224-0545 and international parties should dial (825) 312-2253, and enter the conference ID number 7782487. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at investors.virgingalactic.com. A recording of the webcast will also be available following the conference call.

About Virgin Galactic Holdings

Virgin Galactic Holdings, Inc. is a vertically integrated aerospace company, pioneering human spaceflight for private individuals and researchers, as well as a manufacturer of advanced air and space vehicles. Using its proprietary and reusable technologies and supported by a distinctive, Virgin-branded customer experience, it is developing a spaceflight system designed to offer customers a unique, multi-day, transformative experience. This culminates in a spaceflight that includes views of Earth from space and several minutes of weightlessness that will launch from Spaceport America, New Mexico. Virgin Galactic and The Spaceship Company believe that one of the most exciting and significant opportunities of our time lies in the commercial exploration of space and the development of technology that will change the way we travel across the globe in the future. Together we are opening access to space to change the world for good.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Virgin Galactic Holdings, Inc. (the “Company”), including statements regarding the Company’s spaceflight systems, markets and expected performance. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to the factors, risks and uncertainties regarding the Company’s business described in the “Risk Factors” section of the Company’s annual report on Form 10-K that it will file with the Securities and Exchange Commission (the “SEC”), in addition to the Company’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

This press release references Adjusted EBITDA, a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation, and certain other items the Company believes are not indicative of its core operating performance. Adjusted EBITDA is not a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting Adjusted EBITDA provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of Adjusted EBITDA to net loss for the three months and years ended December 31, 2019 and 2018, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2019	2018	2019	2018
Net Loss	$(72,799)	$(45,717)	$(210,935)	$(138,139)
Income Tax Expense (Benefit)	(61)	32	62	147
Interest Expense	34	2	36	10
Depreciation & Amortization	2,079	1,552	6,999	5,807

EBITDA	(70,747)	(44,131)	(203,838)	(132,175)
Cash Incentive Plan Disbursement*	9,867	—	9,867	—
Non-capitalized Transaction Costs**	3,577	—	4,692	—
Stock-Based Compensation	2,535	—	2,535	—

Adjusted EBITDA	(54,768)	(44,131)	(186,744)	(132,175)

*

Represents a cash disbursement to settle amounts owed to participants of the VG Companies’ amended Cash Incentive Plan upon the achievement of the second qualifying milestone in connection with the closing of the transaction with Social Capital Hedosophia.

**	Non-capitalized transaction costs include non-recurring expenses related to public listing (i.e., consulting, legal, professional fees, business organizational expenses, etc.)

For media inquiries please contact:

VirginGalacticPress@virgingalactic.com

Antonia Gray, FTI

VirginGalacticFin@fticonsulting.com / VirginGalacticcorp@fticonsulting.com

For Investor Relations inquiries please contact:

VirginGalactic-SVC@SARDVERB.com